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                                  EXHIBIT 2.2
                       TO PRE-EFFECTIVE AMENDMENT NO. 1
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                                                                  EXECUTION COPY



                                AMENDMENT NO. 1
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION



     This Amendment No. 1 ("Amendment") to the Agreement and Plan of Reorganization, among Northern Trust Corporation ("NTC"), Hazlehurst Merger Corporation ("Merger Co."), Hazlehurst & Associates, Inc. (the "Company"), and David M. Gladstone, R. David Parsons, and James G. Pope (collectively, the "Principal Stockholders"), is entered into as of the 6th day of March, 1994. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement (as defined herein).

                                  WITNESSETH:
                                  ----------
     WHEREAS, NTC, Merger Co., the Company and the Principal Stockholders are parties to the Agreement and Plan of Reorganization dated as of December 12, 1993 (the "Agreement"); and

     WHEREAS, the parties hereto wish to amend certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     1. AMENDMENTS TO THE AGREEMENT. From and after the date hereof, the Agreement shall be amended as follows:

     (a) Section 1.3 shall be amended by striking the word "twenty" in the first sentence and substituting the word "fifteen," and by striking the word "fifth" in the first sentence and substituting the word "third."

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     (b)  Section 4.3 shall be amended by striking the words "March 7" and substituting therefor the words "April 14."

     (c) Conforming changes shall be made to the Agreement and Plan of Merger, attached as Exhibit A to the Agreement, prior to the execution of such Agreement and Plan of Merger.

     2. BINDING EFFECT. Each party hereby represents and warrants to the other that this Amendment, and the Agreement as hereby amended, constitutes its legal, valid, and binding obligation, enforceable against such party in accordance with its terms.

     3. REFERENCES. All references in the Agreement to "this Agreement," "hereof," "herein," "hereunder," or words of similar import shall hereafter refer to the Agreement as amended hereby.

     4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

     5. COUNTERPARTS. This Amendment may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

     6. LIMITED EFFECT. Except as expressly modified or amended herein, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms, and the execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any party, nor constitute a waiver of any of the provisions of the Agreement.

     IN WITNESS WHEREOF, Northern Trust Corporation, Hazlehurst Merger Corporation, Hazlehurst & Associates, Inc., and the Principal Stockholders have executed this

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Amendment No. 1 to the Agreement and Plan of Reorganization as of the day and
year first written above.

NORTHERN TRUST CORPORATION             HAZLEHURST & ASSOCIATES, INC.
 a Delaware Corporation                 a Delaware Corporation



        /s/ William A. Osborne                 /s/ James G. Pope
By:  ________________________________  By:  ___________________________________
            President                              President
Title:  _____________________________  Title:  ________________________________


HAZLEHURST MERGER CORPORATION
 a Delaware Corporation


            Jeffrey H. Wessel
By:  ________________________________
            President
Title:  _____________________________



PRINCIPAL STOCKHOLDERS OF                        NUMBER OF SHARES OWNED
HAZLEHURST & ASSOCIATES, INC.


 /s/ David M. Gladstone                                  26,490
- ----------------------------                        ----------------
     David M. Gladstone


 /s/ R. David Parsons                                    26,490
- ----------------------------                        ----------------
     R. David Parsons


 /s/ James G. Pope                                       26,490
- ----------------------------                        ----------------
     James G. Pope





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